EXHIBIT 10.43
[LOGO]

                               START-UP AGREEMENT

THIS INGRAM MICRO START-UP AGREEMENT ("Agreement"), dated this 9th day of
April, 1997, is made by and between INGRAM MICRO INC. ("Ingram"), a Delaware corporation, with its principal place of business at 1600 E. Andrew Place, Santa Ana, California 92705 and Galacticomm, Inc., a Florida corporation, with its principal place of business at 4101 S.W. 47th Avenue, Suite 101, Ft. Lauderdale, Florida 33314 ("Vendor").

                                   RECITALS:

WHEREAS, Ingram is engaged in the sale and distribution of microcomputer products; and

WHEREAS, Vendor is engaged in the manufacture, production and supply of microcomputer products described in Exhibit B and attached hereto, ("Products"); and

WHEREAS, Ingram desires to purchase Products from Vendor for sale and distributio to Ingram's resellers on a North American basis pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

1. ORDER FULFILLMENT. Vendor will fulfill all Ingram's orders promptly and completely. If a shortage of any Product in Vendor's inventory exists in spite of Vendor's good faith efforts, Vendor agrees to allocate its available inventory of such Product to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

2. DELIVERY OF PRODUCT. Vendor shall deliver all Products as designated in Ingram's Purchase Orders ("P.O.") unless Vendor rejects the P. O. within ten (10) days of P.O. date. Products will be shipped F.O.B. Galacticomm's warehouse unless otherwise indicated on such P.O. Vendor shall bear all shipping costs and risk of loss or damage to Products in transit. Risk of loss to Products will pass to Ingram upon receipt thereof; Ingram will maintain insurance coverage adequate to cover the normal cost of Products.

3. TITLE TO PRODUCT. Title shall pass from Vendor to Ingram upon receipt of Products at Ingram's warehouse.

4. PRODUCT MARKETING. Vendor shall clearly mark on the packaging of each unit of Product the Product's name and computer compatibility. Such packaging shall also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit A in the then-current Ingram Micro's GUIDE TO BAR CODE:
     THE PRODUCT LABEL. Ingram shall charge a one dollar ($1.00) chargeback to Vendor for each unit of Product not in compliance with this Product marking section.

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5.   RETURNS OF PRODUCT.

     a. Ingram may return any Products, including Products returned by Ingram customers, for credit against open invoices, Unsold Products shall be inclusive of Products returned by Ingram customers. Such returns shall be limited to once per month, and shall be made with advance notice to Vendor as to estimated arrival date. Upon advance notice of returns, Vendor shall provide a Return Material Authorization (RMA) within ten (10) days of notice. Vendor shall bear expense and risk of loss of return shipment. Vendor shall issue payment to Ingram for such returned Products if no balance is then outstanding.

     b. Vendor shall issue an immediate credit for purchase price plus all return freight charges for defective Product, and Products returned as defective by Ingram customers. Upon Vendor recall of Products due to defects, revisions, or upgrades, Ingram shall provide reasonable assistance, at Vendor's expense, in such recall.

     c. Ingram's right to return Products shall survive the term and termination of this Agreement. Should Ingram have a balance due upon reconciliation of the account for Products returns, freight chargebacks, advertising credits, or other upon end of term or termination, Vendor shall issue payment therefor within thirty (30) days of such term or termination. Ingram shall use best efforts to return all Products within one hundred eighty (180) days of termination of the Agreement.

6. SALES AND SELLING PRICE. Ingram's selling prices to its resellers shall be at Ingram's sole discretion and control. Vendor shall make no pricing commitments to Reseller or other third parties which otherwise obligates Ingram. Vendor shall have the right to change the list price of any Product upon giving thirty (30) days' prior written notice to Ingram. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price.

7. PRICE PROTECTION. In the event that Vendor reduces the price of any Product or offers the Product at a lower price, including raising the discount offered, to any other like distributor, Vendor shall promptly credit Ingram for the difference between the invoice price charged to Ingram and the reduced price for each unit of Product held in inventory by Ingram on the date the reduced price is first offered. To be determined by Vendor on a case-by-case basis, Vendor may also credit Ingram for the difference between the invoice price charged by Ingram to the customer and the reduced price charged by Ingram to the customer for each unit of Product held in inventory by Ingram's customers on the date the reduced price is first offered by Vendor if Ingram's customers request a credit resulting from Vendor's price reduction. Should any of Ingram's customers request a price adjustment as outline in this Section, Ingram shall provide for an independent third party audit of that customer's inventory upon Vendor's reasonable request and at Vendor's expense. Ingram will use commercially reasonable efforts to provide inventory reporting of its customer's inventory.

8. RECORDS. Vendor shall furnish documentation with each shipment to and return of Products from Ingram. Ingram shall keep accurate records of all Products sales and returns, and monthly inventory reports. Ingram shall supply such monthly reports to Vendor on a monthly basis. Ingram shall reconcile its account with Vendor upon end of term or termination of the Agreement. Vendor shall respond to any Ingram request for reconciliation within thirty (30) days.

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9.   TERM. The initial term of this Agreement shall be one (1) year. Thereafter, the Agreement may be renewed upon written agreement by both parties.

10. TERMINATION. Either party may terminate the Agreement, with or without cause, with ninety (90) days advance written notice. For one hundred and eighty (180) days after the expiration or earlier termination of this Agreement, Ingram may return to Vendor any Product for credit against outstanding invoices, or if there are no outstanding invoices for a cash refund. Any credit or refund due Ingram for returned Product shall be equal to the Product's then current replacement cost plus all freight charges incurred by Ingram in returning the Product.

11. SKU SETUP AND CATALOG LISTING. Vendor agrees to pay six thousand dollars ($6,000) to cover the setup and catalog listing of all Ingram approved SKU's for the first six (6) month period.

     Beginning in the third quarter of the Agreement, Vendors agrees to pay a three thousand dollar ($3,000) quarterly charge, paid by check in advance of the start of the quarter for the continuation of Agreement. Quarters shall be calendar quarters and the quarterly fee will be prorated if the third quarter begins on a date other than a calendar month. If sales are greater than $40,000, for three consecutive months, the Vendor will be moved to Ingram's Standard Distribution Agreement.

     The setup and catalog listing charges listed above are in addition to any marketing funds and the rebate specified in seciton 12.

     If sales are less than $40,000 for three consecutive months, the Vendor may elect to pay $3,000 per quarter to continue the start up Agreement of Termination.

12. REBATE. Vendor will pay Ingram a three percent (3%) quarterly rebate based on gross sales. In addition to the three percent (3%) quarterly rebate, Vendor will establish quarterly gross sales goals, to be negotiated and agreed to by both parties, for an additional one percent (1%) and two percent (2%) quarterly rebate based on gross sales. The rebate will be paid by check within thirty (30) days after quarter end. If no check is received within that period, Ingram shall deduct that amount from the Vendor's next payment. Quarterly goals will be set at the beginning of each calendar quarter.

13. PAYMENT. Vendor will issue invoices concurrently with Product shipments to Ingram. Ingram will pay Vendor one time per month for any invoices not held inreserve for: (i) product on hand at Ingram, (ii) product on hand at resellers who have purchased Vendor's product from Ingram. (iii) Product in transit to Ingram from resellers, (iv) marketing programs which will occur in the near future, and (v) for any outstanding debit or invoice to Vendor.

14. BULLETIN BOARD SYSTEM (BBS). Ingram will provide the Detailed Vendor Buying Report weekly by its electronic BBS. The standard reports will include sales by zip code, state, product/quantity sold and the detailed Vendor Buying Report.

15. MARKETING/ADVERTISING. Vendor and Ingram agree to conduct joint marketing and advertising for the Products as mutually agreed by the parties in writing. Both parties agree to cooperate in the planning and funding of such advertising. Ingram's marketing and advertising costs incurred in accordance with such agreement shall be pre-approved by Ingram's buyer and prepaid by Vendor via check to Ingram. Vendor shall make no marketing, advertising, pass through or promotional commitments to Reseller or other third parties which otherwise obligates Ingram.

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16.  WARRANTIES/CERTIFICATION.
     (a) GENERAL WARRANTY. Vendor represents and warrants that (i) it has good transferable title to the Products, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) that there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights, and (v) the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

     (b) WARRANTY. Vendor hereby represents and warrants that any Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or privacy.

     (c) END-USER WARRANTY. Vendor shall provide a warranty statement with Product for end user benefit. This warranty shall commence upon Product delivery to end-user. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PLURPOSE ARE MADE BY VENDOR WITH RESPECT TO THE PRODUCT. INGRAM SHALL NOT EXTEND ANY ADDITIONAL WARRANTIES TO ANY RESELLERS OR END-USERS OF THE PRODUCT. IN NO EVENT WILL INGRAM BE LIABLE FOR ANY LOST PROFITS OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (d) MADE IN AMERICA CERTIFICATION Vendor by the execution of this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product is in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

17. INDEMNITY. Vendor shall defend, indemnify, and hold harmless Ingram from and against any claims, demands, liabilities or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify shall be in addition to Vendor's warranty obligations.

     Vendor shall defend, indemnify and hold Ingram harmless from and against all damages and costs incurred by Ingram due to claims of infringement of any patents, copyrights, trademarks, trade secrets, or other proprietary rights in the manufacture or marketing of Product; provided that, Ingram promptly notifies Vendor of the infringement claim. Upon claim of infringement, Vendor may, at its expense and option, either procure the right to continue using any part of Product, replace same with non-infringing Products, or modify Products to make it non-infringing; should Vendor be unable or unwilling to replace, modify, or procure right to continued distribution of Products within ninety (90) days of claim notification, Ingram may return Products for a full credit or a cash refund, at Ingram's option.

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18.  COMPETITIVE PRICE. Vendor agrees that the prices and terms it offers to
     Ingram are now and will continue to be at least as low as those it offers to any of its like customers. If Vendor offers a lower price, including, but not limited to, sales price, volume discount, extended terms, advertising, freight cost, or back haul allowance to any other customer, then Vendor will immediately offer that lower price to Ingram, and shall apply such lower price to all Ingram orders not yet shipped. Ingram shall also be entitled to participate in and receive notice of the same no later than Vendor's other customers. In addition, Vendor will issue a credit to reflect the difference in price for all affected inventory in Ingram's or its resellers inventory on the date of the price decrease.

19. NOTICES. All notices or other communications made hereunder shall be in writing and sent by U.S. certified or registered first-class mail prepaid, and receipt thereof shall be deemed to be two (2) days from date postmarked.

20. ENTIRE AGREEMENT/LAW. This Agreement contains all understanding and agreements between the parties and may not be modified or supplemented except in a writing signed by both parties. The parties agree that the Agreement shall be governed by the law of the State of California, excepting that body of law concerning conflicts of law.

21. AUTHORIZED REPRESENTATIVES. Either party's authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

The signer represents that he/she has read this Agreement, agrees, and is an authorized representative of their respective party.

INGRAM MICRO INC.                             GALACTICOMM, INC.

By: /s/ VICTORIA L. COTTEN                    By: /s/ PETER BURG
    --------------------------------              --------------------------

Name: Victoria L. Cotten                      Name: Peter Burg
------------------------------------          -------------------------------

Title: Sr. Vice President Purchasing          Title: CEO
------------------------------------          -------------------------------

Date: 4-30-97                                 Date: April 28, 1997
------------------------------------          -------------------------------

EXHIBIT:

A - Guide To Bar Code: The Product Label

                                   EXHIBIT A

                                                                      IMI-BC-002
                                                                      Rev C 8-95

INGRAM MICRO'S
GUIDE TO
BAR CODES:
THE PRODUCT LABEL

CONTENTS:

Statement Of Bar Code Policy.................................................  1

Where Bar Codes Are Used.....................................................  2

Product Label Specifications.................................................  3

Case Pack Label Specifications...............................................  4

Shipping Label Specifications................................................  5

How To Get the Codes You Need................................................  6

List of Bar Code Contacts...................................................  7

List Of Top Bar Coding Vendors...............................................  8

Bar Code Checklist........................................................... 10

[INGRAM/MICRO LOGO]

STATEMENT OF
BAR CODE POLICY

Increasingly, computer companies are taking cue from the retail and distribution community and implementing bar code programs, thus realizing the benefits of improved productivity, better control over inventory and ease of product and information exchange with their trading partners. The most important reason for this trend is the growth of sales within consumer marketing channels. Another reason is that more and more resellers are investing in inventory and point-of-sale systems which utilize bar-coded information. As a result of these trends, bar coding concerns have become much more prevalent within the computer industry.

With over ten years of experience, most resellers who use bar codes have adopted the Universal Product Code (UPC) as their standard data format. As a supplier to several of these resellers, Ingram Micro is increasingly called upon to provide UPCs on all products sold through these channels. But as a distributor, Ingram Micro cannot assign UPCs to products; that task can only be performed by the original manufacturer. Due to the sporadic use of UPCs within the microcomputer industry, however, Ingram Micro is often required to invent codes and create labels for products sold to these resellers.

These requirements have led Ingram Micro to adopt UPC as its coding standard, this standard dictates that a unique code be assigned for each product and for every version of that product. Non-unique codes for different product versions create havoc among consumer market resellers, many of whom have little experience with computer products. With a correct UPC, inventory can be handled efficiently within Ingram Micro's warehouses as well as those of our reseller partners.

On these pages, you will find the Ingram Micro bar code requirements which reflect the needs of our customers. Additionally, we have provided lists and explanations to help with your own bar code programs, as well as information for working with the Uniform Code Council, the agency responsible for UPC bar codes. At the end of this document, please find the Bar Code Checklist for use in informing Ingram Micro of your company's bar coding efforts. All Ingram Micro requirements conform with ABCD guidelines.

Please note some recent additions to our bar code policy. First, we have experienced a growing demand from our customers to capture serial number information on products we ship to them. This information is mandatory in order for our customers to apply for rebates, warranties, upgrades, marketing funds and support from the manufacturer. Accurate series number capture is, therefore, imperative. IF SERIAL NUMBERS ARE CARRIED ON YOUR PRODUCTS, WE REQUIRE THIS INFORMATION TO BE BAR CODED IN CODE 39 FORMAT WITH THE (S) DATA IDENTIFIER PRESENT IN BOTH THE HUMAN-READABLE TEXT AND MACHINE READABLE BAR CODE. With this consistent, uniform format, we can capture serial numbers quickly and accurately while increasing customer satisfaction.

Second, we have included guidelines on case pack and shipping label specifications. These guidelines are designed to reduce receiving and potential shipping errors to customers. Again, a consistent, uniform format helps us capture this important information about your product accurately and without delay.

We appreciate your investment of time and energy in implementing these bar code programs. Through our joint efforts and consistent bar code labeling, Ingram Micro and our vendor partners will be able to increase customer satisfaction, improve inventory control and reduce the cost of sales through microcomputer channels. Ingram Micro stands ready to assist with your bar code program. Please use the Bar Code Contact List when the bar code questions arise.

INGRAM MICRO                                                                   1

Where Bar Codes
       Are Used            Your Product

           INGRAM MICRO RECEIVING DOCK
           Each product is checked for a UPC bar code.

                          Do you have UPC                      Ingram Micro
                             bar codes?          No       must print and apply a
                                                             bar code to your
                                                                  product.

                                Yes

           INGRAM MICRO WAREHOUSE
           Bar codes are scanned at every transaction:
           product put-away, picking, cycle count,
           serial number capture and shipping.

                          Do you have UPC                      Ingram Micro
                             bar codes?          No           retail customers
                                                               want their own
                                                                special codes
                                                              on product...more
                                                                    labels.

                                Yes

           COMPUTER RETAILERS AND DEALERS
           Bar codes are scanned at every transaction product put-away, picking and cycle count.

           . . . sometimes your product is returned . . .

                          Do you have UPC                     Ingram Micro
                             bar codes?          No          must remove any
                                                            special labels and
                                                           take time to identify
                                                               your product.

                                Yes

           INGRAM MICRO DISTRIBUTION CENTERS
           Product is returned to distribution centers for resale, or to you (if defective).

2                                                                   INGRAM MICRO

PRODUCT LABEL
SPECIFICATION

NECESSARY DATA                          FORMAT                        PLACEMENT

Required
UPC/EAN
Version A

Required
(See Below)

Optional                                [GRAPHIC OMITTED]

Optional

Optional

/bullet/ Each unit of a product that will be resold by Ingram Micro must display a product label in UPC or EAN (International Article Numbering) format, although EAN may not be recognized by all of Ingram Micro's customers.

/bullet/ Ingram Micro is not concerned with the specific layout of the product label, as long as the necessary information is included in a legible format. A serial number may be printed on a separate label as long as it is placed legible on the exterior of the product package.

/bullet/ Serial numbers must be printed in Code 39 (S) format: (1) if Ingram Micro's customer is required to record serial numbers of your product prior to shipping or, (2) if Ingram Micro's customer is required to confirm serial numbers as a pre-condition of returning defective product or, (3) if Ingram Micro or its customers are required to provide serial number information for inventory reporting purposes. Serial numbers are optional if Ingram Micro reports no serial number data to your company.

/bullet/ Bar code labels should include human-readable text in addition to the bar code itself. The nominal UPC symbol size is 1.469 inches wide by
          1.020 inches high (including the human-readable characters). Size may vary from .8 to 2.0 times the nominal dimensions in accordance with UCC guidelines. Code 39 symbols should have a minimum bar code height of .5 inches and a minimum height for human-readable text of .125 inches. For product that is SHRINK WRAPPED, THE LABEL IS BEST PLACED ON THE TOP OR BOTTOM, NEAR THE EDGE. Use caution, avoid the middle section. Shrink wrap seams obstruct the scanner's ability to read the bar code.

INGRAM MICRO                                                                   3

CASE PACK                     FORMAT                              NECESSARY DATA
LABEL
SPECIFICATIONS                [GRAPHIC OMITTED]                Required:
                                                               UPC Shipping
                                                               Container Symbol

THE UPC SHIPPING                                               Required:
CONTAINER SYMBOL                                               Serial Number
                                                               in Code 39
[GRAPHIC OMITTED]
                                                        The case pack label must
WHERE:                                                  identify the specific
                                                        case pack quantity
Pos. #1: Packaging Indicator (5)                        through the use of the
                                                        UPC SHIPPING CONTAINER
Pos. #2-3: Number System (00)                           CODE. This code assigns
                                                        a unique identity to
Pos. #4-8: Mfg. ID No.                                  each shipping container,
(66321)                                                 intermediate package and
                                                        standard pallet. Similar
Pos. #9-13: Item or Product Number                      to the UPC, it employs
(12345)                                                 the use of a packaging
                                                        indicator along with the
Pos. #14: Modulo 10                                     item number in order to
Check Digit (8)                                         get its uniqueness. The
                                   packaging indicator can be any digit from 0 through 7, as assigned by the manufacturer. The following are guidelines manufacturers should use when assigning packaging indicators:

                                   PACKAGING INDICATOR   FOR USE WHEN
                                   -------------------   ------------
                                             0           the item numbers are
                                                         unique, or when the
                                                         product must retain its
                                                         UPC Ver. A bar code and
                                                         a UPC shipping
                                                         container symbol on the
                                                         same carton (i.e. . .
                                                         products whose shipping
                                                         container also acts as
                                                         the customer package).

                                            1-7          identifying different
                                                         levels of packaging
                                                         (i.e. inner sleeve,
                                                         inner carton or
                                                         standard pallat) with
                                                         the same item number.

In the U.S., our number system character always begins with zero (0). The manufacturer I.D. number is the same as assigned in the UPC number. The item number is the same as assigned by the manufacturer in the UPC number. The check digit is modulo 10. calculated from left to right, starting with the packaging indicator.

Each unique serial number of product within the case pack must be printed in Code 39 format with the (S) data identifier in human-readable text and endoded within the bar code symbol. The symbols must be a minimum of .5" inches in height and the human-readable text must be a minimum of .125 inches in height.

4                                                                   INGRAM MICRO

NECESSARY DATA           FORMAT             THE SHIPPING LABEL

Segment #1                                       INGRAM MICRO
                                                 PURCHASE ORDER:
Segment #2                                       10  -  12345
                   [GRAPHIC OMITTED]
Segment #3                                       Ingram Micro   Sequential
                                                 Location       P.O.
                                                                Number

                                                 Ingram
                                                 Locations  Address
                                                 -------------------------
                                                 Br. 10     1600 E. St. Andrew
                                                            Santa Ana, CA
                                                            92075
Segment #4
                                                 Br. 17     8530 NW 23rd St.
                                                            Bldg. #18
                                                            Miami, FL 33122

                                                 Br. 20     1443 Wainwright
                                                            #155
                                                            Carrollton, TX,
                                                            75007
Segment #5
                                                 Br. 25     1600 E. St. Andrew
                                                            Santa Ana, CA
                                                            92705

The guidelines for our                           Br. 30     3500 Air Center Dr.
our shipping label                                          Memphis Int'l
have been adopted                                           Airport
from the ANSI                                               Memphis, TN
MH10.8M                                                     38118
shipping label
standard. Upon receipt of your shipment,         Br. 40     151 Hastings Drive
it enables us to locate and scan important                  Buffalo Grove, IL
information quickly.                                        60089

The first two segments identify where the        Br. 50     41490 Boyce Rd.
product shipped from and which Ingram                       #A
warehouse will receive the product. The                     Fremont, CA 94538
purchase order, in both human readable
text and bar code format, must employ the        Br. 52     48949 Warm Springs
use of the FACT data identifier (K). The                    Fremont, CA 94538
fourth segment contains the invoice number
in both human-readable text and bar code         Br. 70     696 Park N. Blvd.
format. The invoice number must be printed                  #150
in Code 39 symbology and utilize the FACT                   Clarkston, GA
data identifier (10K) in both the text and                  30021
code symbol. By bar coding the purchase
order and invoice number, Ingram Micro's         Br. 80     6455 Allentown
accounting department will be able to                       Harrisburg, PA
quickly match your invoice to the Ingram                    17112
Micro purchase order to ensure prompt payment.
The last segment contains the serialized shipping container code in both human-readable and bar code format. Ingram Micro uses the information contained in this code to tie together the physical contents of the carton to the shipment information given to us by a supplier via Electronic Data Interchange (E.D.I).
The serialized shipping container code is printed in UCC/EAN-128 bar code symbology. It employs the use of application identifiers, which serve the same purpose as data identifiers, only in numeric form. It gets its uniqueness by coupling the seven digit UCC/EAN manufacturer number with a nine digit shipping container number assigned by the supplier. This bar code is only required if you provide EDI advanced ship notification.

INGRAM MICRO                                                                   5

HOW TO GET THE
CODES YOU NEED

WORKING WITH THE UNIFORM CODE COUNCIL The Uniform Code Council is a not-for-profit membership corporation created in 1972 to administer the Universal Product Code (UPC). Although membership in the Uniform Code Council is voluntary, it is required in order to obtain the manufacturer's number assignment necessary for a UPC. The fee for membership is based on the latest annual U.S. domestic sales volume of the applying company and ranges from $300, for start-up companies and those under $2 million in annual sales, to $10,000 if you have over $500 million in sales. This sales figure should include all products, not just the products which are chosen for coding at the time of application.

Some manufacturers have previously applied for membership with the Uniform Code Council, but for a Uniform Industrial Code (UIC) rather than a UPC. Within the past few years these two programs have merged, and both now operate under the auspices of Uniform Code Council. Manufacturer's numbers assigned under the UIC program are now applicable for UPC's as well.

Contact the Uniform Code Council at 8163 Old Yankee Rd., Ste. J. Dayton, OH 45458 or call (513) 435-3870. After receipt of your application, the Uniform Code Council will assign a UPC manufacturer's number unique to your company. This six-digit number will be for use on all of your products.

ASSIGNING UPC ITEM CODES
Each manufacturer, according to their own internal numbering system, assigns a five-digit item number to each product. In combination with the six-digit manufacturer nubmer, this will form the 11-digit UPC number for each product. A calculated check-digit in the twelfth position completes the UPC code.

Currently used part numbering systems cannot always be represented, as assigning any degree of internal intelligence of significance to the positions of the digits dramatically reduces possible permutations and flexibility. UPCs created from each manufacturer's number are limited to 100,000 (00000 through 99999). If, for example, a company produces systems, components and software products and begins each group's with "1," "2," and "3" respectively, then the 100,000 possible numbers are suddenly reduced to 30,000. Manufacturers who feel uneasy about starting their numbering system with 00001 may choose another starting point, such as 25000. Item numbers, then, should be chosen either sequentially or randomly without duplication. The best place to start is usually the product with the highest unit volume.

A different number must be assigned for each product as well as different versions of each product, including different disk sizes or media. Additionally. a separate code should be created for education or international versions, promotional packages and specially priced or bundled items. The general rule to follow is that a separate number should be created when a product is physically or functionally different from previous products, the product is handled differently in the channel, different package graphics/dimensions make the product appear different from earlier versions, or the retail price changes from one configuration to another. Minor changes that are transparent to the user, e.g., not identified on the package or in promotional media, should not have a new UPC assigned as this will cause the item to be treated as a different product. Many retailers rely on unique UPCs to differentiate between product versions, media, etc.

6                                                                   INGRAM MICRO

BAR CODE
CONTACT LIST

INGRAM MICRO

Angela Conlon, Operations Administrator (714) 566-1000 ext. 2213
Contact Angela with any questions concerning bar codes, CTLA (formerly ABCD) standards and other policies outlined in this guide.

Ingram Micro Corporation Operations Fax Number (714) 566-7800

YOUR BUYER (714) 566-1000
Continue to contact your buyer with questions and information concerning product changes, new products, packaging changes (including dimensions and weight), package quantity changes and version changes.

OTHER CONTACT:
Bob Furtado, Sr. Vice President of Operations (714) 566-1000 ext. 2215

COMPTIA
The Microcomputer Industry Assoc.
450 E. 22nd Street
Ste. 230
Lombard, IL 60148
(708) 268-1818

UNIFORM CODE COUNCIL

Uniform Code Council
8163 Old Yankee Rd.
Ste. J
Dayton, OH 45458
(513) 435-3870

INGRAM MICRO                                                                   7

LIST OF TOP BAR
BAR CODING
VENDORS

The number of products Ingram Micro has received with UPC has increased dramatically since 1992. We acknowledge the efforts of our vendors who have adopted the UPC as their bar coding standard.

                               [GRAPHIC OMITTED]

CONGRATULATIONS TO THESE COMPANIES LEADING THE WAY IN PRODUCT BAR CODES!

3M Data Storage Products    Crystal Graphics                 IBM Software
7th Level                   Curtis Manufacturing             IMC Networks
Access Software             CTX                              IMSI Software Publishing
Acculogic                   D-Link                           Individual Software
ACI US                      Daceasy                          Inset Systems
Activision                  Dantz Software                   Insignia Solutions
Adaptive Software           Datadesk International           Intel
Adobe systems               Datastorm                        Intellicom
Aitech                      Datatech                         Intellimedia Sports
Alpha  Software             Datawiz                          Interex
Amdek                       David Systems, Inc.              Interplay
Amjet                       Dayna Communications, Inc.       Intersolv
Antec                       Daystar Digital                  Iomega Corp.
Apple Computer Software     DCA (Crosstalk Commun.)          Jetform Corp.
Appoint                     Delrina Technology               Kensington Microware
Asants                      Delta Point                      Key Tronic
Asymetrix                   Deneba                           Kingston Technology
ATI Tech                    Diamond Multimedia, Inc.         Kodak
Autodesk retail             Digi International               Labetc
Avantos                     Digital Systems Research         Landmark Research
Aztech Labs, Inc.           Discs Knowledge Research         Lantronix
Banner Blue                 DK Multimedia                    Laser Go
Belkin Components           DPT                              Lexmark
Berkeley Systems            DSP Technology                   Lind Electronic Design
Broderbund                  Edmark                           Logitech
Brother                     EFI (Electronics for Imaging)    Lotus
Campbell Services, Inc.     Electronic Arts                  Macromedia
Canon (Still Video Div.)    Emerald Systems                  Madge Networks
Canon Computer              Epson                            Magnavox
CD Technology               Exide Electronics                Mananita Software
CE Software                 Expert Software                  Mass Micro
Central Point Intl.         Farallon                         Maxa
Century Software            Fauve Software                   Maxis
Cheyenne Software           Focus Enhancement                McAfee
Chinon America, Inc.        Foresight Resources              MECC
Chipsoft                    Frame Technology                 Medio Multimedia
Cirque Corp.                Frye Computer Systems            Megahertz
Citizen America Corp.       Funk Software                    Memorex
Claris                      Future Domain                    Microsoft
Cliff's Notes               Future Soft Engineering          Microtek
CNET, Inc.                  Future Vision Multimedia         Microtest
Compaq Computer             GCC Technologies                 Midisoft
Compton's New Media         Globalink                        Milan
Computer Associates         Gold Disk                        Mindscape
Comtrol                     Grolier                          Mitac
Concentric Data Systems     Hayes                            Mitsubishi (Peripherals)
Conner Storage              Hewlett Packard                  Mountain Network Sol.
Corel                       Hi-Tech                          Musicware
Costar                      Hitachi (Home Entertainment)     Mysoftware
Creative Labs               HSC Software                     National Advantages

8                                                                   INGRAM MICRO

LIST OF TP
BAR CODING
VENDORS

CONGRATULATIONS TO THESE COMPANIES LEADING THE WAY IN PRODUCT BAR CODES!

Nebe Software, Inc.         Toshiba America Info
Networth                    Touchstone S/W Corp.
New Media                   Trio Information Systems
Newer Technology            Tripp Lite
Newgan System               Turtle Beach Systems
Norton-Lambert              Tut Systems
Orchid Technology           Ulead Systems
Novell/Wordperfect          Umax
Palindome Corp.              Velocity
Panamax                     Ventana Media
Panasonic - CPD             Verbatim Corp.
Paradise                    Villa Crespo
Paramount Interactive       Visioneer
Passport                    Wacom
Perfect Data                Wangtek/Wangdat
Persoft                     Weames Technology
Phoenix Technologies        White Pine Software
Photonics                   Wizard Works
Plextor                     Wizard Works
PLI                         Xaos Tools
Polaroid                    Z-Ram (Camintonn Corp.)
Practical Peripherals       Zoom Telephonics
Primax Electronic, Inc.     Zyxel
Proxuma
Psygnosis
Q-Logic
Quark
Quarterdeck Office
Systems
Radius
Rand McNally
Rubbermaid Office
Products
Saber Software
Samsung Information
Systems
Smatron Displays, Inc.
Shapeware
Shiva Corp.
Sierra On-Line
Sigma Designs
SL. Waber
Smith Micro Software
Softkey Academic
Software Publishing Corp.
Software Venture
Solectek Corp.
Sonic Systems
Specular International
Spry
Stac Electronics
Supra Corp.
Swite
Symantec
Syquest International

INGRAM MICRO                                                                   9

BAR CODE CHECKLIST

Please detach and mail this completed checklist to the address on the back, or fax to (714) 566-7800. For further assistance, contact Angela Coulon at (714) 566-1000, ext. 2213.

1. Who should Ingram Micro contact regarding bar codes on your products?
Company Name: __________________________________________________________________

Contact Name: __________________________________________________________________

Phone Number and Extension: ____________________________________________________

Fax Number: ____________________________________________________________________

Your Address: __________________________________________________________________

2. Does your company utilize UPC bar codes to identify your product?
(Circle one)
a. Currently utilize                    c. Undecided
b. Plan to utilize                      d. Do not plan to utilize

3. Please indicate the percentage of your PRODUCT PACKAGES which display the following bar code formats:

UPC ___________________________________  EAN ___________________________________

Product Serial No. (Code 39 with "S" Data Identifier) __________________________

Part Number (Code 39 with "IP" Data Identifier) ________________________________

Supplier Identification (Code 39 with "2V" Data Identifier) ____________________

Case Code: _____________________________________________________________________

Other: _________________________________________________________________________

4. If you are not utilizing UPC bar code, when do you plan for all of your product to display UP
a. Currently                            d. Within 2 years
b. Within 6 months                      e. Within 5 years
c. Within 1 year

5. Will your current or planned systems be required to capture and track product serial numbers?
a. Yes                                  c. Undetermined
b. Planned for future                   d. Not part of system design
   enhancement

6. What implementation issues do you fact in putting UPCs on all of your products?

7. What could Ingram Micro do to help with these issues?

8. How else, besides product labels, are bar codes used within your company? (master carton labels, shipping labels, etc.)?

9. Would you mind if one of the advertisers included in this publication contacted you?

                      ____ Yes               ____ No

10                                                                  INGRAM MICRO

                             Galacticomm Distributor
                                   Price List

                                                   Effective Date: April 1, 1997


GALACTICOMM, INC.

                                                                   SUGGESTED         DOMESTIC
       SKU#               UPC#        PRODUCT NAME                   RETAIL         DISTRIBUTOR

                                    WebCast
S-WEB-CAST-PER-PKG     744035970029   WebCast Personal               $49.95            $27
S-WEB-CAST-PROSERV     744035970012   WebCast ProServer              $995              $547
S-WEB-VIDBROAD-ADD     744035970043   Video Broadcaster Add-on       $495              $272
S-WEB-CAST-PROWGAD     744035970036   Worldgroup Pro Add-on          $295              $162
S-WEB-CAST-PERS-DL                    WebCast Personal - Download    $29.95            N/A

                              Worldgroup v3.0 NT/95

S-WGNT-BUSER-CD        744035970050   8-User NT Baseline             $699              $454

S-WGNT-6PK-CD          744035972542   8-User Pack (NT)               $399              $259
S-WGNT-12PK-CD         744035972559   12-User Pack (NT)              $699              $454
S-WGNT-24PK-CD         744035972566   24-User Pack (NT)              $1,399            $909
S-WGNT-LAN-CD          744035972573   Novell LAN option              $399              $259
S-WGNT-DOUT-CD         744035972580   Dial-Out                       $279              $181

S-WGNT-FAXONLIN-CD     744035972803   Fax/Online                     $359              $233
S-WGNT-ETL-CD          744035972610   Entertainment Collection       $399              $259
S-WGNT-OMNIMALL-CD                    Omni-Mall                      $1,399            $909
S-WGNT-SEARET-CD       744035972627   Search/Retrieve                $279              $181
S-TCP-RADSERV-V3NT                    Radius Server - 32 port        $500              N/A
S-TCP-RADIUS 32-V3                    Radius 32-Pack                 $200              N/A
S-TCP-RADIUS-V3                       Radius 128-Pack                $700              N/A

S-WGNT-DEVKIT-CD       744035972634   Worldgroup Developers' Kit     $699              $454
S-WGNT-XSRC-CD         744035972641   Extended C Source Dev. Kit     $699              $454
S-WGNT-FAXSRC-CD       744035972665   Fax/Online Developer's Kit     $139              $90
S-WGNT-DOUTSRC-CD      744035972658   Dial-Out C Source Code         $399              $259
S-WGNT-ETLSRC-CD       744035972672   Ent. Collection Source Code    $649              $422
S-WGNT-OMNISRC-CD                     Omni-Mall Source Code          $1,399            N/A

                             Galacticomm Distributor
                                   Price List

                                                   Effective Date: April 1, 1997


GALACTICOMM, INC.

                                                                   SUGGESTED         DOMESTIC
       SKU#               UPC#        PRODUCT NAME                   RETAIL         DISTRIBUTOR

                                    Hardware
H-GBRD-HDW             744035936011   Galact/Board (WG v3.0          $275              $205
                                                   DOS only)
H-PCHN-X250-HDW                       PC Xnet Card                   $1,000            $880
H-EQXK-1516-HDW        744035946034   ISK 16-line (115.2 Kbps)       $1,649            $1,263
H-EQXK-1532-HDW        744035945041   ISK 32-LINE (115.2 Kbps)       $2,219            $1,686
H-EQXK-1684-HDW        744035945058   ISK 64-line (115.2 Kbps)       $3,600            $2,736
H-EQXK-1596-HDW        744035945065   ISK 96-line (115.2 Kbps)       $5,094            $3,871
H-EZXK-1580-HDW        744035945072   ISK 128-line (115.2 Kbps)      $5,999            $4,559
H-EQXK-3016-HDW        744035945089   ISK 16-line (230.4 Kbps)       $1,600            $1,216
H-EQXK-3032-HDW        744035945096   ISK 32-line (230.4 Kbps)       $2,359            $1,793
H-EQXK-16PM-HDW        744035945102   ISK 16-port Upgrade (115.2     $740              $562
                                                          Kbps)
H-EQXK-08PM-HDW        744035945119   ISK 8-port Upgrade (230.4      $549              $417
                                                         Kbps)
H-EQXK-3008-HDW        744035945126   8-port Intelligent Serial      $595              $52
                                        Board
H-COMP-POWER-RACK                     Computone PowerRack            $2,850            N/A
H-COMP-REX-CARDS                      Computone Rex Cards            $645              N/A
H-COMP-CABLE                          Computone Cables               $16               N/A
H-COMP-RADIUS-BUND                    Computone Radius Bundle        $3,550            N/A